                                                                   Exhibit 10.10

                          WNS(HOLDINGS) LIMITED, JERSEY
                            2002 STOCK INCENTIVE PLAN

1.   PURPOSES OF THE PLAN

     The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide incentive for management, directors, employees of the Company or its subsidiaries and other Board approved individuals as the case may be.

2.   DEFINITIONS

     As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of the Committee/s appointed to administer the Plan.

     (b) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of English and Jersey corporate and securities laws, the rules of any applicable stock exchange or national market system, and the laws of any other jurisdiction applicable to Awards granted to residents therein.

     (c) "Award" means the grant of an Option over Shares of the Company under the Plan,

     (d) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

     (e) "Board" means the Board of Directors of the Company.

     (f) "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in London for a full range of business.

     (g) "Change in Control" means a change in ownership or control of the Company as defined in the City Code on Takeovers and Mergers.

     (h) "City Code on Takeovers and Mergers" means the UK City Code on Takeovers and Mergers issued from time to time on behalf of the UK Panel on Takeovers and Mergers.

     (i) "Committee" means any Committee/s appointed by the Board to administer the Plan.

     (j) "Common Stock" means the ordinary shares of the Company.

     (k) "Company" means WNS (Holdings) Limited, Jersey.

     (l) "Continuous Service" means that the provision of services to the Company or a Subsidiary in any capacity of Employee or Director, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any subsidiary, or any successor, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a subsidiary in any capacity of Employee or Director (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. No such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract or unless specifically approved by the Board of the Company.

     (m) "Corporate Transaction" means any of the following transactions :

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the share capital of the Company's Subsidiaries) in connection with the complete liquidation or dissolution of the Company;

          (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

          (iv) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

     (n) "Director" means a member of the Board or the board of directors of any Subsidiary.

     (o) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

     (p) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Subsidiary. The payment of a director's fee by the Company or a Subsidiary shall not be sufficient to constitute "employment" by the Company.

     (q) "Fair Market Value" means, either (i) the most recent price per newly issued share immediately prior to the grant date, adjusted to reflect any material changes in market conditions and differences in the relative rights of individual shareholders under the Plan and as determined by the Board of the Company; or (ii) such value as agreed by the Board of the Company.

     (r) "Grantee" means an Employee or Director who receives an Award pursuant to an Award Agreement under the Plan.

     (s) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests. This term will also include a legal representative of the Grantee.

     (t) "Option" means an option to purchase Shares of the Company pursuant to an Award Agreement granted under the Plan.

     (u) "Parent" means a holding company as defined in Article 2 of the Companies (Jersey) Law 1991.

     (v) "Plan" means this WNS (Holdings) Limited, Jersey, 2002 Stock Incentive Plan.

     (w) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a 20 percent ownership interest, directly or indirectly.

     (x) "Related Entity Disposition" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

     (y) "Share" means an ordinary share of the Common Stock.

     (z) "Subsidiary" means in relation to an undertaking ("the Holding Undertaking"), any other undertaking in which the Holding Undertaking (or persons acting on its or their behalf) for the time being directly or indirectly holds or controls either:

          (a) a majority of the voting rights exercisable at general meetings of the members of that undertaking on all, or substantially all, matters; or

          (b) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of that undertaking on all, or substantially all, matters, and any undertaking which is a Subsidiary of another undertaking shall also be a Subsidiary of any further undertaking of which that other is a Subsidiary.

     (aa) "Termination date" means the date on which the notice of termination has been served.

     (bb) "Trust" means the WNS Employees' Stock Incentive Plan Trust.

     (cc) "Trustees" means Mourant & Co. Trustees Limited as trustees of the Plan, the trustees from time to time of the Trust, and the trustees from time to time of any other employee benefit trust established by the Company.

3.   STOCK SUBJECT TO THE PLAN

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to the Awards is 3,613,181 (three million six hundred thirteen thousand and one hundred eighty one) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased to the extent permissible by the Applicable Laws by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.   ADMINISTRATION OF THE PLAN

(a)  Plan Administrator

     (i) Administration. With respect to grants of Awards, the Plan shall be administered by the Administrator. Once appointed, the Administrator shall continue to serve in its designated capacity until otherwise directed by the Board.

     (ii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

     (i) to select the Employees and Directors to whom Awards may be granted from time to time hereunder;

     (ii) to determine whether and to what extent Awards are granted hereunder;

     (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

     (iv) to approve forms of Award Agreements for use under the Plan;

     (v)  to determine the terms and conditions of any Award granted hereunder;

     (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

     (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

     (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

     (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5.   ELIGIBILITY

     Awards may be granted to Employees and Directors of the Company and its Subsidiaries as the Administrator may determine from time to time.

6.   TERMS AND CONDITIONS OF AWARDS

(a) Type of Awards. The Administrator is authorized under the Plan to make Awards which are not inconsistent with the provisions of the Plan and that by their terms involve or might involve the issuance of an Option, and with an exercise privilege related to the passage of time, or other conditions.

(b) Designation of Award. Each Award shall be designated as an Award in the Award Agreement.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment upon settlement of the Award, payment contingencies, and satisfaction of any other criteria.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee or Director to exercise any part or all of the Award prior to full vesting of the Award. Any Shares received pursuant to such exercise may (to the extent permitted by the Applicable Laws) be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(f) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option shall be no more than ten (10) years from the date of grant thereof.

(g) Transferability of Awards. The Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

(h) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee or Director to whom an Award is so granted within a reasonable time after the date of such grant.

7.   AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION AND TAXES

(a) Exercise Price. The exercise or purchase price, if any, for any Shares to be acquired under any Award shall be the Fair Market Value at date of grant.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following :

          (i)  cash; or

          (ii) check.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Awards or Shares. By participating in the Plan, Grantees agree that, upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8.   EXERCISE OF AWARD

(a)  Procedure for Exercise: Rights as a Shareholder

     (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

     (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b)  Exercise of Award Following Termination of Continuous Service

     (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

     (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(c) In case the Company goes into liquidation, all options shall cease to be exercisable and shall lapse immediately.

9.   CONDITIONS UPON ISSUANCE OF SHARES

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise price of such outstanding Award, the maximum number of Shares with respect to which Options may be granted to any Employee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment may be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, rights issue, bonus issue, share consolidation, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.  CORPORATE TRANSACTIONS/RELATED ENTITY DISPOSITIONS

     Except as may be provided in an Award Agreement:

     (a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if they are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

     (b) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall be not to deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its parent.

12.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. No options shall be granted after the tenth year anniversary of the effective date of the Plan. Subject to Section 17 below and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14.  PROVISION OF SHARES

(a) The Company, during the term of the Plan, will at all times keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The Company's requirement in this regard is subject to the Company being able to obtain from the members of the Company sufficient support for any special resolutions necessary to authorise any required increases in the Company's share capital.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.  NO EFFECT ON TERMS OF EMPLOYMENT

     The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause. Grantees waive all rights to damages or compensation in consequence of the termination of office or employment with any company for any reason whatsoever (whether lawfully or in breach of contract) insofar as these rights arise or may arise from ceasing to have any Award or Option under the Plan or from the loss or diminution in value of such rights or entitlements.

16.  NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS

     Except as specifically provided in a retirement or other benefit plan of the Company or a subsidiary. Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

17.  SHAREHOLDER APPROVAL

     The grant of Options under the Plan shall be subject to approval by the shareholders of the Company within six (6) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.